Exhibit 99.2 3Q25 EARNINGS REPORT PennyMac Mortgage Investment Trust October 2025

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s ﬁnancial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and ﬁnancial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; changes in housing prices, housing sales and real estate values; changes in macroeconomic, consumer and real estate market conditions; the federal government shutdown; the Company’s compliance with changing federal, state and local laws and regulations that govern its business; the general economy or the real estate ﬁnance and real estate markets; events or circumstances which undermine conﬁdence in the ﬁnancial and housing markets or otherwise have a broad impact on ﬁnancial and housing markets; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the concentration of credit risks to which the Company is exposed; the Company’s dependence on and potential conﬂicts with its manager, servicer and their aﬃliates; the Company’s ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the development of artiﬁcial intelligence; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its ﬁnancing and the interest rates and maturities of its assets; the timing and amount of cash ﬂows, if any, from the Company’ s investments; the Company’s substantial amount of indebtedness; the performance, ﬁnancial condition and liquidity of borrowers; the Company’s exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulﬁllment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the ﬁnancial condition of the Company’s customers and counterparties; the Company’s indemniﬁcation and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’ s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities or other investments in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the accuracy or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations; the Company’s ability to maintain appropriate internal control over ﬁnancial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; federal and state mortgage regulations and enforcement; changes in government support of homeownership and affordability programs; changes in the Company’s investment objectives or investment or operational strategies; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents ﬁled by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains ﬁnancial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as income excluding market driven value changes and leverage ratios that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for ﬁnancial information determined in accordance with GAAP. 2

PENNYMAC MORTGAGE INVESTMENT TRUST

STRONG PERFORMANCE ACROSS ALL STRATEGIES IN 3Q25

3Q25 Results

Net income attributable to common shareholders[1] **$48mm**	Diluted EPS[2] **$0.55**
Return on average common equity[3] **14%**	Book value per share **$15.16**
Dividend per common share **$0.40**	

CREDIT SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market driven value changes[4]	Net new investments in credit sub-bonds from PMT securitizations	Fair value of organically-created CRT[2] investments	Opportunistic sales of GSE[2] CRT
$19mm	$14mm	$84mm	$1.0bn	$195mm

INTEREST RATE SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market driven value changes[4]	New investments in MSR[2]	Net new investments in senior bonds from PMT securitizations	Fair value of MSR investments
$32mm	$36mm	$46mm	$50mm	$3.7bn

CORRESPONDENT PRODUCTION

Pretax income	UPB of loans acquired from correspondents	UPB of loans acquired from PFSI production
$9mm	$3.3bn	$1.3bn

Note: All figures are for 3Q25 or are as of 9/30/25

(1) Net income attributable to common shareholders includes a tax benefit of $11 million

(2) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; UPB = unpaid principal balance; GSE = Government Sponsored Enterprises

(3) Return on average common shareholders' equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter

(4) Excludes $5 million of market-driven value gains in the credit sensitive strategies and $4 million of market-driven value losses in the interest rate sensitive strategies - see slide 11

3

3Q25 STRATEGIC UPDATE

SYNERGISTIC RELATIONSHIP WITH PFSI IS A UNIQUE AND PROVEN COMPETITIVE ADVANTAGE Balance sheet to invest in Strategically well-positioned in a long-term mortgage assets market characterized by consolidation and changes in the regulatory environment ● Leverages PFSI’s expertise in mortgage production, servicing, and Tax-efﬁcient investment vehicle Best-in-class operating platform investment management, thereby ● Successful track record of more ● Deep and experienced reducing operational risk than 16 years management team ● Mortgage-related investments:● Large and agile multi-channel MANAGEMENT ● Provides PMT with unique access to a origination business AND SERVICES ‒ MSRs consistent pipeline of loans for AGREEMENTS ● Scaled servicing business with ‒ Credit risk transfer investments at attractive returns expertise in different regulatory ‒ Private label securitizations environments ● Infrastructure to invest in new ● As the non-Agency mortgage markets ● Best-in-class technology and loan products grow, both entities can capitalize on processes the evolving landscape for secondary market execution, including increased Scaled and eﬃcient levels of private label securitizations cost structure 5

ORGANIC INVESTMENT CREATION DRIVEN BY PRIVATE LABEL SECURITIZATION ACTIVITY Aggregate Non-Owner Occupied (NOO) and Jumbo (1) Loan Growth PMT’s Private Label (UPB in billions) Securitization Leadership NOO Loans Enabled by our industry-leading Jumbo Loans capital markets operations (2) Top 3 Issuer Among largest issuers of prime Non-Agency MBS in 9M25 16 Securitizations 3Q25 securitization activity (3) Completed since 4Q24 ‒ Completed 3 securitizations of NOO loans; $1.2 billion in UPB and $93 million of retained investments ‒ Completed 1 securitization of jumbo loans; $300 million in UPB and $45 million of retained investments $5.7 Billion (3) Activity after quarter end Total UPB of securitized loans ‒ Completed 1 securitization of jumbo loans; $336 million in UPB and $14 million of retained investments ‒ Completed 1 securitization of NOO loans; $387 million in UPB and $24 million of retained $460+ Million investments (3) New investments retained ‒ Priced our inaugural securitization of Agency-eligible owner occupied loans: $292 million in UPB and $13 million of retained investments Targeted returns on equity for retained investments are in the low-to-mid teens 6 Note: Figures may not sum due to rounding (1) Includes loans originated or acquired for both PFSI and PMT (2) Inside MBS & ABS (3) From 4Q24 to current; includes activity after quarter-end

SEASONED INVESTMENT PORTFOLIO EXPECTED TO PERFORM WELL OVER LONG-TERM Approximately 60% of PMT’s shareholders’ equity is deployed to seasoned investments in MSRs and PMT’s unique GSE credit risk transfer investments with strong underlying fundamentals Mortgage Servicing Rights PMT GSE Credit Risk Transfer (46% of shareholders' equity) (14% of shareholders' equity) • Stable cash ﬂows over extended expected life• Seasoned loans originated from 2015 – 2020 at low WACs (1) ‒ WAC of 3.9%; majority of loans signiﬁcantly out of the money • Weighted average current LTV of 43% • Decreased sensitivity of fair values at higher market interest rates • Realized lifetime losses expected to be limited • Elevated placement fee income from higher short-term rates Strong long-term expected risk-adjusted returns supported by: • Underlying, high-quality conventional loan borrowers (1) • Low delinquencies and LTV ratios, driven by mortgages with low rates and substantial accumulation of home equity • Higher interest rates, implying slower runoff and extended asset life • PFSI’s industry-leading servicing capabilities 7 (1) WAC = Weighted average coupon; LTV = Loan-to-value

ACTIVE CAPITAL MANAGEMENT DRIVING OUR OUTLOOK HIGHER Equity Allocation Equity Allocation (December 31, 2022) (September 30, 2025) 1% 6% 8% 14% 19% 9% 10% 4% 10% 9% 2% 11% 51% 46% PMT GSE CRT Opportunistic investments Investments from PMT Private Label Securitizations MSRs Agency MBS Correspondent Production Corporate Organic Investments from PMT Private Label Securitizations (13-15% Projected ROEs) Investments in bonds resulting from PMT securitizations, with enhanced return potential driven by our position as producer and servicer of the underlying loans Opportunistic Investments (15%+ Projected ROEs) CAS & STACR bonds, bonds from third-party securitizations and similar investments; in recent periods we have sold portions of such investments where the forward-looking expected returns fell below our return requirements MSR Investments (11-13% Projected ROEs) Signiﬁcantly curtailed new investments in lower-yielding MSRs via loan sales to PFSI beginning in 4Q22 8

RUN-RATE RETURN POTENTIAL FROM PMT’S INVESTMENT STRATEGIES Annualized Return WA Equity • Represents the average annualized return and (1) on Equity (ROE) Allocated (%) quarterly earnings potential expected from Credit sensitive strategies: PMT GSE credit risk transfer 14.1% 13% our strategies over the next four quarters Other GSE Credit Risk Transfer (CAS & STACR) 0.0% 0% Non-Agency Subordinate MBS 13.1% 6% • Reﬂects performance expectations in the Other credit sensitive strategies 1.0% 0% current mortgage market Net credit sensitive strategies 13.7% 19% Interest rate sensitive strategies: ‒ Increased investment expected in accretive MSRs (inc. recapture) 11.3% 45% non-agency subordinate and senior bonds, Agency MBS (and Agency structured products) 25.8% 12% primarily through organic securitization activity Non-Agency Senior & IO MBS 14.4% 9% (2) Interest rate hedges -1.8% 0% ‒ Expected returns on interest rate sensitive Net interest rate sensitive strategies 12.5% 65% assets have potential to improve if the yield Correspondent production 29.3% 10% curve steepens, which would drive an increase Cash, short term investments, and other 1.9% 6% in the overall run rate (3) Management fees & corporate expenses -3.2% 0% (3) Net Corporate -3.1% 6% ‒ Correspondent and aggregation activities have Provision for income tax expense -0.5% positive momentum, driving an improved Net income 10.0% 100% expectation for correspondent return on equity Dividends on preferred stock 7.7% 29% Net income attributable to common shareholders 10.9% 71% (1) Equity allocated represents management’s internal allocation; certain ﬁnancing balances and Average Diluted EPS Per Quarter $ 0.42 associated interest expenses are allocated between investments based on management’s assessment of target leverage ratios and required capital or liquidity to support the investment Note: This slide presents estimates for illustrative purposes only, using PMT’s base case assumptions (e.g., for credit performance, prepayment 9 (2) ROE calculated as a percentage of segment equity speeds, ﬁnancing economics, and loss treatment for CRT transactions), and does not contemplate market-driven value changes other than (3) ROE calculated as a percentage of total equity realization of cash ﬂows and hedge costs, or signiﬁcant changes or shocks to current market conditions; actual results may differ materially

KEY OPERATING METRICS & OTHER FINANCIAL SCHEDULES

PENNYMAC
MORTGAGE INVESTMENT TRUST

THIRD QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

($ in millions, except EPS)	Total Income Contribution[1]	Market-Driven Value Changes(2)	Income Excluding Market-Driven Value Changes[1][2]	WA Equity Allocated[3]	Annualized Return on Equity (ROE)[1]
Credit sensitive strategies:					
PMT GSE credit risk transfer	$ 10.0	$ 1.5	$ 8.5	$ 283	14%
Other GSE Credit Risk Transfer (CAS & STACR)	1.9	(0.9)	2.8	73	10%
PMT Non-Agency Subordinate MBS	6.9	4.3	2.5	68	40%
Other credit sensitive strategies[4]	(0.0)	0.0	0.0	5	-1%
Net credit sensitive strategies	**$ 18.8**	**$ 5.0**	**$ 13.8**	**$ 430**	**18%**
Interest rate sensitive strategies:					
MSRs (incl. recapture)	$ (2.5)	$ (27.0)	$ 24.5		
Agency MBS (and Agency structured products)	57.6	49.5	8.1		
Non-Agency Senior MBS	4.7	1.2	3.5		
Interest rate hedges	(27.4)	(27.4)			
Net interest rate sensitive strategies	**$ 32.3**	**$ (3.7)**	**$ 36.0**	**$ 1,154**	**11%**
Correspondent production	**$ 9.2**	**$**	**$ 9.2**	**$ 176**	**21%**
Cash, short term investments, and other	$ 0.9		$ 0.9	$ 119	3%
Management fees & corporate expenses[5]	(14.3)	n/a	(14.3)		-3%
Corporate[5]	**$ (13.3)**	**n/a**	**$ (13.3)**	**$ 119**	**-3%**
Benefit / (Provision) for income tax expense	$ 11.3	$ 14.6	$ (3.3)		
Net income	**$ 58.3**	**$ 15.9**	**$ 42.4**	**$ 1,878**	**12%**
Dividends on preferred stock	**$ 10.5**			**$ 542**	**8%**
Net income attributable to common shareholders	**$ 47.8**			**$ 1,337**	**14%**
Diluted EPS	**$ 0.55**				

Note: Figures may not sum due to rounding

(1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation

(2) Categorization of market-driven value changes are based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

(3) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment

(4) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $1.7 million in carrying value of real estate acquired in settlement of loans at 09/30/25

(5) ROE calculated as a percentage of total equity

11

CORRESPONDENT PRODUCTION HIGHLIGHTS Correspondent Acquisition Volume and Mix ● Under a renewed mortgage banking services agreement with PFSI, correspondent loans are (UPB in billions) initially acquired by PFSI ● PMT retains the right to purchase up to 100% of non-government loan production ● In 3Q25, PMT purchased 17% of total conventional conforming correspondent loan volume and 100% of jumbo loan volume through its fulﬁllment agreement with PFSI; in 4Q25, PMT expects to purchase 15-25% of conventional conforming loan volume and 100% of jumbo loan volume Conventional conforming loans Jumbo loans Total locks Key Financial Metrics 2Q25 3Q25 Segment pretax income as a percentage of interest 0.39% 0.21% (1) rate lock commitments Fulﬁllment fee as a percentage of 0.19% 0.18% (2) acquisitions funded Note: May not sum due to rounding (1) Conventional conforming and jumbo interest rate lock commitments for PMT’s own account 12 (2) Based on funded loans subject to fulﬁllment fees

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk exposure ($ in millions) on a “global” basis, recognizing interest rate Change in MSR fair value before realization of cash ﬂows sensitivities across its investment strategies Change in fair value of MBS, interest rate hedges, and related tax impacts • MSR fair value was down slightly from the end of the prior quarter • Net fair value gains on MBS, interest rate hedges, and related tax impacts more than offset MSR fair value losses ‒ Gains driven by active addition of exposure to mortgage spreads, which tightened during the quarter 13

FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES (1) Debt Schedule by Year of Maturity (in millions) Unsecured and Exchangeable Senior Notes Financing MSR Term Notes and Loans capacity across CRT Term Notes multiple banks / ﬂexibility to ﬁnance ﬂuctuating MSR and advance balances $1,423mm drawn Unsecured and MSR Financing CRT Financing Exchangeable Senior Notes ● The majority of our CRT ﬁnancing is in the ● Maturity of MSR term notes and loans aligns ● Provides ﬂexibility and complements form of term notes, which do not contain more closely with the expected life of the asset-backed structures margin call provisions MSR asset than short-term borrowings ● $345 million of exchangeable senior notes ● $141 million of securities repurchase ● Redeemed $350 million in MSR term notes due 2026 to be retired near maturity using agreements outstanding for CRT investments due March 2026 capacity from existing ﬁnancing lines Note: All ﬁgures are as of September 30, 2025 14 14 (1) By principal amount. CRT term notes amortize with principal paydowns. Excludes securities repurchase agreements ﬁnancing our investments in MBS and a portion of our investments in CRT.

(1) See Appendix slide 26 for a reconciliation of leverage ratios including and excluding non-recourse debt NON-RECOURSE AND CORPORATE LEVERAGE REMAIN IN-LINE WITH HISTORICAL LEVELS (1) PMT Leverage Ratios Total debt-to-equity Debt-to-equity ex. non-recourse debt ● Total debt-to-equity increases as we retain investments from securitizations, as all securitized loans remain on the balance sheet ● Debt resulting from securitizations is non-recourse debt, where the source of repayment for the debt is limited to the collateralized loans ● Debt-to-equity excluding non-recourse debt has remained within expectations in recent quarters 15

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • PFSI is a leading producer of conventional conforming and jumbo mortgage loans • More than 16-year history, with our success over time driven by PFSI’s operational Correspondent excellence and high service levels Production • Provides PMT unique access to loan production and ability to produce investment assets organically • MSR investments created through the securitization of conventional correspondent loan production Interest Rate Sensitive • Investments in non-Agency senior bonds from private label securitizations Strategies • Hedged with Agency MBS and interest rate derivatives • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to inﬂuence performance through active servicing Credit • Consistent issuance of private label securitizations driving growth in investments in Sensitive non-Agency subordinate bonds that we originate and service Strategies • Appr oximately $19.9 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at September 30, 2025 17

(1) At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) ROE⁽²⁾ 15% 12% 10% 4% 9% 10% 0% -1% 14% 18

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS

PENNYMAC MORTGAGE INVESTMENT TRUST

Average 30-year fixed rate mortgage[1]


6.77%
6.30%
8.0%
6.0%
4.0%
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25

10-year Treasury Bond Yield[2]


4.23%
4.15%
5.0%
4.0%
3.0%
2.0%
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25

U.S. Origination Market Forecast[3]

(UPB in trillions)


$1.7
$0.4
$1.3
$1.9
$0.6
$1.4
$2.3
$0.8
$1.5
2024
2025E
2026E
Purchase
Refinance

Macroeconomic Metrics[4]

	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25
10-year Treasury bond yield	3.8%	4.6%	4.2%	4.2%	4.2%
2/10 year Treasury yield spread	0.1%	0.3%	0.3%	0.5%	0.5%
30-year fixed rate mortgage	6.1%	6.9%	6.7%	6.8%	6.3%
Secondary mortgage rate	4.9%	5.9%	5.6%	5.5%	5.2%
U.S. home price appreciation (Y/Y% change)	3.9%	4.0%	3.4%	1.9%	1.7%
Residential mortgage originations (in billions)	$455	$460	$355	$495	$485

(1) Freddie Mac Primary Mortgage Market Survey. (2) U.S. Department of the Treasury. (3) Actual originations: Inside Mortgage Finance; Forecast originations; Average of Mortgage Bankers Association (10/19/25) and Fannie Mae (9/11/25) forecasts
(4) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg. Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey. Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg. U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 7/31/25. Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

19

PMT'S INVESTMENT ACTIVITY BY STRATEGY DURING THE QUARTER

($ in millions)

	Long-term mortgage asset	Assets carrying value at 6/30/25	Change in Investments[5]	Fair value changes	Assets carrying value at 9/30/25
Credit Sensitive Strategies	PMT GSE credit risk transfer[1]	$ 1,049	**$ (32)**	$ 2	$ 1,019
	Other GSE Credit Risk Transfer (CAS & STACR)	$ 195	**$ (195)**	$ (1)	$ -
	Non-Agency Subordinate MBS[2]	$ 285	**$ 82**	$ 5	$ 371
	Other Credit Sensitive Strategies[3]	$ 5	**$ (0)**	$ (0)	$ 4
Interest Rate Sensitive Strategies	MSR	$ 3,739	**$ (43)**	$ (27)	$ 3,669
	Non-Agency Senior MBS[4]	$ 240	**$ 91**	$ 1	$ 332
	Agency MBS[4]	$ 3,636	**$ 763**	$ 49	$ 4,448
	Total	**$ 9,148**	**$ 666**	**$ 29**	**$ 9,843**

Note: Figures may not sum due to rounding

(1) The fair value of PMT's organically-created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable

(2) As discussed in Note 6 – Variable Interest Entities to our Quarterly Report on Form 10-Q for the quarter ended 6/30/25 we consolidate the assets and liabilities in the trust that issued the subordinate bonds; accordingly, this investment is shown as Loans at fair value and Asset-backed financing of variable interest entities on our consolidated balance sheet

(3) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $1.7 million in carrying value of real estate acquired in settlement of loans at 9/30/25

(4) MBS = Mortgage-backed securities; net new investments in Agency MBS represents rebalancing of the MBS portfolio (considered along with to be announced hedges in managing PMT's interest rate risk) and runoff

(5) Change in investments represents new investments net of sales, liquidations, and runoff

20

TRENDS IN MSR INVESTMENTS (1) MSR Investments ($ in millions) • MSR assets were $3.7 billion as of September 30, 2025 down slightly from June 30, 2025 ‒ Fair value declines and runoff from prepayments partially offset by new MSR investments ‒ UPB underlying PMT’s MSR investments decreased slightly 21 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

MSR ASSET VALUATION September 30, 2025 Mortgage Unaudited ($ in millions) Servicing Rights (1) Pool UPB $218,799 Weighted average coupon 3.9% Weighted average servicing fee 0.28% Weighted average prepayment speed assumption (CPR) 8.5% Fair value $3,669 As a multiple of servicing fee 6.1 22 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 30-60 Day 60-90 Day 90+ Day In foreclosure ● Overall mortgage delinquency rates decreased slightly from the prior quarter and remained steady from the prior year ● Servicing advances outstanding for PMT’s MSR portfolio decreased to approximately $62 million at September 30, 2025 from $70 million at June 30, 2025 ‒ No principal and interest advances are outstanding 23 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 9/30/25, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $227 billion

PMT’S OWNED MSR PORTFOLIO CHARACTERISTICS As of September 30, 2025 Loan Remaining Loan size FICO credit 60+ UPB % of Note Seasoning Original Current Segment count maturity ($ in score at Delinquency (2) (3) ($ in billions) Total UPB rate (months) LTV LTV (in thousands) (months) thousands) origination (by UPB) FNMA $106.7 48.8% 417 3.8% 57 293 $256 757 76% 51% 1.0% FHLMC $107.8 49.3% 387 3.9% 47 301 $278 762 75% 55% 0.6% (1) Other $4.3 2.0% 15 5.1% 42 315 $281 762 72% 57% 0.8% Grand Total $218.8 100.0% 820 3.9% 52 297 $267 760 75% 53% 0.8% Note: Figures may not sum due to rounding (1) Other represents MSRs collateralized by conventional loans sold to private investors (2) Excludes loans held for sale at fair value 24 (3) Excludes any additional second lien on property

PENNYMAC
MORTGAGE INVESTMENT TRUST

TRENDS IN PMT'S UNIQUE INVESTMENTS IN GSE CREDIT RISK TRANSFER

- Fair value of PMT's organically-created CRT investments was down from June 30th, 2025 due to runoff
- The 60+ day delinquency rate increased from June 30, 2025
- Consistent with previously reported results, cumulative lifetime losses increased slightly; we expect realized losses over the life of these investments to be limited, given the substantial build-up of equity for underlying borrowers due to home price appreciation in recent years

Organically-Created GSE CRT Investments[1]
($ in millions)


$1,117
$1,102
$1,065
$1,049
$1,019

Selected metrics for quarter ended[2]:	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25
Underlying UPB of loans ($ in billions)	$ 21.7	$ 21.2	$ 20.8	$ 20.4	$ 19.9
WA FICO at origination	753	753	753	753	752
WA LTV at origination	82.4%	82.4%	82.4%	82.4%	82.4%
WA current LTV	47.5%	47.4%	47.3%	43.4%	43.0%
60+ days delinquent as a % of outstanding UPB	1.23%	1.48%	1.35%	1.26%	1.47%
Net realized principal losses ($ in millions)	$ 0.8	$ 0.5	$ 1.2	$ 1.2	$ 1.3
Cumulative lifetime principal losses ($ in millions)	$ 47.5	$ 48.0	$ 49.3	$ 50.5	$ 51.7
Interest reduction ($ in millions)	$ 3.2	$ 3.1	$ 3.1	$ 3.1	$ 3.1
Cumulative interest reduction ($ in millions)	$ 36.1	$ 39.2	$ 42.4	$ 45.4	$ 48.5

Note: Figures may not sum due to rounding
(1) The fair value of PMT's organically created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable
(2) Weighted average FICO and LTV metrics at origination for the population of loans remaining as of the date presented; current LTVs were refreshed using the latest home price information available as of the reporting period

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RECONCILIATION OF LEVERAGE RATIOS

	September 30, 2025					
	Assets[1]			Financing		
	Consolidated	Adjustments for VIE Financing[2]	Excluding VIE Financing	Assets sold under agreements to repurchase	Notes payable secured by CRT arrangements and MSRs	Total
	(in thousands except for debt-to equity amounts)					
Assets						
Cash and short-term investments	$444,531	$ -	$444,531	$ -	$ -	$ -
Mortgage-backed securities at fair value						
Agency-backed securities	4,448,289	-	4,448,289	4,290,063	-	4,290,063
Senior non-Agency securities	160,875	-	160,875	148,895	-	148,895
Credit risk transfer securities relating to consolidated variable interest entities	-	1,018,552	1,018,552	141,443	621,439	762,882
Non-agency securities relating to consolidated variable interest entities	-	473,472	473,472	389,379	-	389,379
	4,609,164	1,492,024	6,101,188	4,969,780	621,439	5,591,219
Loans acquired for sale at fair value	2,421,033	-	2,421,033	2,225,084	-	2,225,084
Loans held for investment at fair value	5,983,197	(5,981,451)	1,746	-	-	-
Derivative assets	58,442	(31,432)	27,010	-	-	-
Deposits securing credit risk transfer arrangements	1,033,008	(1,033,008)	-	-	-	-
Mortgage servicing rights and servicing advances	3,730,354	68,397	3,798,751	513,319	1,627,170	2,140,489
	18,279,729	(5,485,470)	12,794,259	7,708,183	2,248,609	9,956,792
Other	245,942	-	245,942	-	-	-
Total assets and secured financing	$18,525,671	$(5,485,470)	$13,040,201	$7,708,183	$2,248,609	$9,956,792
Unsecured debt						876,510
Debt excluding non-recourse						10,833,302
Debt in consolidated variable interest entities						$5,476,140
Total debt						$16,309,442
Equity						$1,879,309
Debt-to equity ratio:						
Excluding non-recourse debt[3]						5.8:1
Total[4]						8.7:1

(1) The balance sheet information depicted under the column captioned "Consolidated" represents GAAP information and the subsequent columns reflect adjustments to deconsolidate the loan and CRT VIEs to provide investors with a more creditor-aligned view of how our debt relates to the assets we finance. After adjustment, the assets are shown in the securitized form in which they are financed which excludes non-recourse VIE financing. The adjusted balance sheet information should not be considered in isolation or as a substitute for an analysis of our results as calculated based upon GAAP.
(2) Does not include adjustments for credit risk transfer strip liabilities of $9.3 million.
(3) Total borrowings reduced by asset-backed financings and interest-only security payable, divided by shareholders' equity.
(4) Total borrowings divided by shareholders' equity.

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ACQUISITIONS AND LOCKS BY PRODUCT Unaudited ($ in millions) 3Q24 4Q24 1Q25 2Q25 3Q25 Correspondent Acquisitions Conventional Conforming $ 5,851 $ 3,241 $ 2,437 $ 2,740 $ 2,786 Jumbo 97 256 344 346 557 Total $ 5,948 $ 3,497 $ 2,782 $ 3,086 $ 3,343 Correspondent Locks Conventional Conforming $ 7,373 $ 2,741 $ 2,210 $ 3,009 $ 3,364 Jumbo 253 454 526 529 1,036 Total $ 7,626 $ 3,195 $ 2,735 $ 3,539 $ 4,399 PFSI loans acquired by PMT $ 187 $ 463 $ 637 $ 1,010 $ 1,296 27 Note: Figures may not sum due to rounding

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